CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-6 (File No. 33-47176) ("the Registration Statement") of our report dated December 20, 2004 relating to the financial statements of Templeton Capital Accumulation Plans II for the Accumulation of Shares of Templeton Capital Accumulator Fund and our report dated November 19, 2004 relating to the financial statements of Franklin/Templeton Distributors, Inc. and Subsidiaries which appears in such Registration Statements.

/s/PRICEWATERHOUSECOOPERS LLP

San Francisco, California
December 28, 2004